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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-58854) of Corporate Property Associates 15 Incorporated of our report dated November 12, 2004 relating to the financial statements of Carey Institutional Properties Incorporated, which appears in the Current Report on Form 8-K of Corporate Property Associates 15 Incorporated dated November 18, 2004



/s/ PricewaterhouseCoopers LLP

New York, New York
November 17, 2004